Exhibit 10(a)68







January 12, 1998



Mr. Gerald D. McInvale
1828 State Street
New Orleans, LA   70118

Dear Gerald:

This  letter  (the "Agreement") sets forth  the  terms  and
conditions  of  your  continued  employment  with   Entergy
Services, Inc. (the "Company") from and after November  24,
1997,  and  supersedes  and  replaces  any  and  all  prior
agreements  between you (the "Employee")  and  the  Company
except  as  limited  herein.   In  consideration  of   your
continued  employment  with  the  Company  and  the  mutual
covenants  and  agreements  contained  herein,   you   (the
"Employee") and the Company agree as follows:

1. Employment as Special Project Coordinator

The  Company agrees to retain Employee as a Special Project
Coordinator  commencing  as  of  November  24,  1997,   and
Employee  agrees  to  render such  services  as  a  Special
Project  Coordinator for the period described in  Paragraph
2(a) hereof and upon the other terms and conditions herein provided.

2. Terms and Responsibilities

(a)   Term  of  Service.  The period of Employee's  service
under  this Agreement shall be deemed to have commenced  as
of  November 24, 1997, and shall continue through  May  31,
2001,   and  terminate  at  the  end  of  that  day  unless
terminated prior thereto in accordance with the terms of this Agreement. The Company, at its option, may terminate this Agreement based on a material breach of the Agreement by Employee, including, but not limited to, the provisions of paragraph 2(b), paragraph 6 or paragraph 8 of this Agreement.

  (b) Responsibilities of Employee. During the period of his service as a Special Project Coordinator hereunder, Employee shall devote such of his time and efforts as may be required by the Company from time to time in order to perform his duties hereunder. Company agrees to make all reasonable efforts to minimize the time required for such activities and will attempt to limit them to twenty days or less per calendar year. However, Employee may perform services for other companies or organizations ("Other
Services") in accordance with the following conditions:

     During the period of his service hereunder, the Employee may perform Other Services provided that he may not perform such Other Services for companies or organizations which (i) are engaged in the sale at retail or wholesale of natural gas or electricity or
     (ii) which are engaged in any other business in which the Company or any of its subsidiaries or affiliates was engaged as of November 24, 1997.

     In   the  event  Employee  desires  to  perform  Other
     Services  governed  by this subsection  (b),  he  must
     first  provide  written notice to the Company  of  his
     desire  to  perform  such Other Services  and  receive
     written  approval from the Company to so perform  such
     Other   Services,   which  approval   shall   not   be
     unreasonably withheld.

3. Remuneration

(a)   Employee's  monthly Base Salary as a Special  Project
Coordinator  will  be Thirty Three Thousand  Three  Hundred
Thirty  Three  Dollars and Thirty Three Cents  ($33,333.33)
from  November  24,  1997, through  May  31,  2001.   These
payments will be made to Employee in accordance with the pay schedule in effect for all other active employees in the Company.

(b)   In  the  event Employee dies prior to June  1,  2001,
Employee's spouse or estate will receive a lump-sum payment
equal  to  the net present value of all payments  remaining
between  the time of death and May 31, 2001.  In  addition,
the  Company will provide comparable benefits  or  pay  the
value of the benefits lost as a result of Employee's death,
including   the  Retirement  Plan,  Supplemental   Credited
Service Agreement, System Executive Retirement Plan with ten added years of Benefit Service.

(c)   In  the  event Employee dies prior to June  1,  2001,
Employee's  spouse  can  continue her  medical  and  dental
coverage  under the then existing plans in accordance  with
their  then  existing provisions subject  to  any  and  all
rights   that  Employee's  spouse  may  have  under   COBRA
provisions or in accordance with applicable law at that time.

(d)   In the event that the Company is sold, or merged with
or  into  another company (in a transaction  in  which  the
Company   is  not  the  surviving  entity),   or   all   or
substantially all of the assets of the Company are sold, or
more  than  25%  of  the outstanding voting  stock  of  the
Company is acquired by another person or persons acting  as
a group ("Change in Control"), and Employee's employment is
thereafter terminated either by Employee for any reason  or
by the Company for any reason, then, upon such termination,
the  Company will pay Employee a lump-sum payment equal  to
the  net  present value of all payments remaining   between
the  time  of the Change in Control and May 31,  2001.   In
addition,  the Company will provide comparable benefits  or
pay  the  value  of the benefits lost as a  result  of  the
Change   in   Control,  including  the   Retirement   Plan,
Supplemental  Credited Service Agreement, System  Executive
Retirement Plan with ten added years of Benefit Service.

(e)   Should Employee elect to participate in the Company's
Savings Plan, he will do so in accordance with the Plan's terms and conditions.

(f)   For  performance  year 1997 only,  Employee  will  be
eligible  for  any Executive Annual Incentive Plan  benefit
payable in accordance with the terms and conditions of said
Plan.   The Employee will not be eligible for any  type  of
incentive  payouts  beyond  the  performance  year   ending
December 31, 1997.

(g) Employee will be eligible to receive two-thirds (2/3) of any Long Term Incentive Program benefit payable in accordance with the 1996 terms and conditions of said Plan.
However, the Employee will not be eligible for any type of incentive payouts in the future.

(h)   Employee retains the option of exercising  the  2,500
stock options awarded to him on December 31, 1991 (with  an
exercise price of $29.625), the 2,500 stock options awarded
to  him  on  February 1, 1993 (with an  exercise  price  of
$34.75), the 2,500 stock options awarded to him on  January
27,  1994  (with  an exercise price of $37.00),  the  2,500
stock options awarded to him on January 26, 1995 (with an exercise price of $23.375), the 25,000 Merit Stock options awarded to him on March 31, 1995 (with an exercise price of $20.875), the 5,000 stock options awarded to him on January
25, 1996 (with an exercise price of $29.375), and the 5,000 stock options awarded to him on January 30, 1997 (with an exercise price of $26.50), until such options expire, in accordance with the Equity Ownership Plan, as may be amended from time to time.

(i)   Company  agrees to maintain your  account  under  the
Equity   Awards  Program  of  the  Equity  Ownership   Plan
("Program")   until  such  time  as  you   terminate   your
employment   or  otherwise  become  eligible  for   Program
payments in accordance with the terms and conditions of said Program.

(j)   Company  agrees to count the years of service  during
the  period  of this Agreement for purposes of Vesting  and
Benefit  Service  under the Retirement  Plan,  Supplemental
Credited  Service  Agreement, System  Executive  Retirement
Plan  (SERP)  with  ten  added years  of  Benefit  Service,
Savings and Defined Contribution Restoration plans, and the
parties  acknowledge  that  Employee's  rights  under   and
participation  in  the plans described  in  this  Agreement
shall  be  in accordance with the terms of such  plans,  as
they  may be amended from time to time.   In no event shall
employee  receive less than the amounts he has accrued  and
will  accrue in these plans during his employment with  the
Company.   For purposes of any of the foregoing plans,  the
Company   acknowledges and consents to Employee's  election
to  retire effective upon termination of this Agreement, if
he   is  otherwise  eligible,  which  acknowledgment  shall
satisfy   all  Company  consent  requirements   for   early
retirement under such plans.

(k) Company agrees to continue the following executive perquisites during the term of this Agreement:

   - Employee may retain the personal computer with fax provided by Entergy for his home use, and

   - Employee may continue, at his option, to occupy one of Entergy's membership slots at New Orleans Country Club during the term of this Agreement or until he leaves the city, whichever comes first,, provided that Employee shall bear all costs and charges associated with said membership, including but not being limited to dues, capital improvement charges, food and beverage charges and all other fees and expenses, and provided further that the slot is not needed by the Company in the future. In the event Employee decides to stay in New Orleans, he shall have the option of purchasing the membership from the Company at the then-current market value.

(l) Employee shall remain eligible for the following executive perquisites through December 31, 1997:

   -    Executive Financial Counseling Program reimbursement,
   -    Auto Reimbursement allowance,
   -    Company provided parking,
   -    Executive physicals,
   -    Luncheon Club membership(s),
   -    Executive Medical Plan,
   -    Executive Long Term Disability Plan, and
   -    Home security system monitoring and maintenance charges.

Effective January 1, 1998, the Employee shall cease  to  be
eligible   for  all  executive  perquisites,  except   that
Employee  shall  be  entitled  (a)  to  receive   in   1998
reimbursement of all eligible expenses incurred in calendar
year 1997 and (b) to participate in the Executive Financial
Counseling   Program  in  1998  in  connection   with   the
preparation of his 1997 income tax returns and to establish will and estate plans based on this Agreement, provided the existing Five Thousand Dollars ($5,000.00) limitation on such planning is not exceeded.

(m) During the period of this Agreement, Employee will not accrue or receive additional pay for vacation, holidays, sick leave or any other benefits not specifically provided for in this Agreement.

(n) During the period of this Agreement, Employee will not be eligible for any kind of separation pay that may be offered by the Company to other active employees.

(o)   Company agrees that, any time during the term of this
Agreement,  the  Employee will be  reimbursed  for  typical
expenses, including the costs of packing, transporting, and
unpacking,   directly  associated  with  one  movement   of
household goods from his present residence in New Orleans to another location within the Continental United States.
This provision shall not apply, however, if Employee accepts, with the permission of the Company as provided in paragraph 2(b) hereof, a position with another employer which has a relocation policy under which Employee is eligible to receive relocation benefits.

4. Remedy for Breach

Employee  hereby  acknowledges that, in the  event  of  any
material breach or threatened material breach by him of any
of   the  provisions  of  Paragraphs  2(b)  or  6  of  this
Agreement, the Company would have no adequate remedy at law
and   could  suffer  substantial  and  irreparable  damage.
Accordingly,  Employee hereby agrees that, in  such  event,
the  Company  shall be entitled, without the  necessity  of
proving  damages  and notwithstanding any election  by  the
Company  to  claim  damages, to obtain a  temporary  and/or
permanent  injunction to restrain any such material  breach
or   threatened  material  breach  or  to  obtain  specific
performance of any of such provisions without bond, all without prejudice to any and all other remedies which the Company may have either at law or in equity.

5. Release

In  consideration of the Company's agreement to provide the
compensation and benefits described herein, Employee agrees
to   release   and  forever  discharge  the  Company,   its
subsidiaries   and   affiliates,   and   their   respective
directors,    officers,   agents,   servants,    employees,
attorneys,  successors,  predecessors,  assigns,  insurers,
employee benefit plans and fiduciaries and agents of any of
the  foregoing from any and all damages, losses, causes  of
action,  demands, liabilities, and claims of whatever  kind
or  nature,  whether  or not herein  named,  on  behalf  of
himself, or his heirs, executors, and assigns with  respect
to all matters relating to or arising out of his employment
with the Company prior to the date of the execution of this
Agreement, and any existing claims or rights which  he  may
have  under any federal, state or local law, including  but
not  being  limited  to all claims arising  under  the  Age
Discrimination   in Employment Act, 29 USC   621,  et  sec,
or   for   severance  payments  of  any   kind.    Employee
acknowledges  that  he was provided with  a  copy  of  this
Agreement,  that he was advised to discuss  this  Agreement
with  his attorney, and that he was given no less  than  21
days  within  which  to  consider signing  this  Agreement.
Employee  further acknowledges that he had  the  option  of
executing  this  Agreement at any time within  the  21  day
period,  at  his sole discretion.  He further  acknowledges
that  he  was informed that (a) he had seven (7) days  from
the date of his execution of this Agreement within which to
revoke this Agreement and (b) that this Agreement would not
become  effective  or enforceable until expiration  of  the
seven-day  period.    Employee  acknowledges  that  he  has
thoroughly reviewed this Agreement and understands that, to
the extent he has any claims covered by this Agreement,  he
is  waiving potentially valuable rights by the execution of
this  Agreement.   Employee further acknowledges  that  his
execution of this Agreement is free and voluntary and was not procured through duress, coercion or undue influence.

Company agrees to indemnify Employee for his actions while serving as an officer of the Company in accordance with the bylaws of the Company and according to the terms and conditions of the Company's director and officer liability insurance in effect during his service as an officer.

Employee   affirms   and   agrees   that   his   employment
relationship with the Company will end on May 31, 2001, and that he will withdraw unequivocally, completely and finally from his employment on that date, unless sooner terminated in accordance with the terms of this Agreement, and waive all rights in connection with such relationship except as to vested benefits and the payments and other benefits described herein.

6. Confidentiality

Both  Company  and Employee agree that the  terms  of  this
Agreement  are  confidential and will not be  disclosed  to
anyone   for  any  purpose  whatsoever  (save  and   except
disclosure  to Employee's spouse, to financial institutions
as  part  of  a  financial statement, to  immediate  family
members,   financial,   tax   and   legal   advisors,    to
prospective/actual  employers  or  as  required  by   law).
Employee  agrees  that  he  has  returned  or  will  return
immediately, and maintain in strictest confidence and  will
not use in any way, any proprietary, confidential, or other
non-public  information  or  documents  relating   to   the
business   and   affairs  of  the  Company,   or   of   its
subsidiaries, affiliates and divisions.

7. Representation and Warranties

Employee  represents  and warrants  that  he  is  under  no
restriction  or obligation inconsistent with the  execution
of   this  Agreement  or  with  the  performance   of   his
obligations hereunder.

8.   Cooperation

Employee  agrees  to  cooperate with the  Company  and  its
counsel  on  any  matters relating to the  conduct  of  any
administrative   or  judicial  litigation,   claim,   suit,
investigation or proceeding involving the Company or any of its subsidiaries or affiliates arising out of or in connection with any facts or circumstances occurring during the term of Employee's employment with the Company in which the Company determines that Employee's cooperation is necessary or appropriate. Company agrees to make all reasonable efforts to minimize time required for such activities and to reimburse employee for any required travel and related expenses.

9. Termination by Company

The Company may terminate this Agreement if Employee fails to materially comply with any of the provisions hereof and, in such event, all rights and benefits in favor of Employee under this Agreement shall terminate.

10.Conflict Resolution

Any  material  dispute between parties  shall  be  resolved
through   binding  arbitration,  with  the   exception   of
equitable remedies. The losing party to any enforcement action pursuant to arbitration shall be obligated to pay reasonable attorney fees and costs.

11.Miscellaneous Provisions

(a) Withholding. All payments to Employee made pursuant to this Agreement, shall be subject to withholding of all amounts required to be withheld by applicable Internal
Revenue Service rules and regulations and the rules and regulations of all other applicable tax agency authorities and shall be conditioned upon Employee's submission of all information or execution of all instruments required in order to enable the Company to comply with such withholding requirements.

(b) Notice. Any notice required to be given in accordance with the provisions of this Agreement shall be given in writing, either by personal delivery or by causing such written notice to be provided by registered mail, to Employee at the address set forth herein or to the Company at its principal business address to the attention of the Office of the Chairman, with copy to C. Gary Clary, or at such other address for a party as may be hereafter specified by like notice, provided that written notice of a change of address shall be effective only upon receipt thereof.

(c) Governing Law. This Agreement is entered into in accordance with, and shall be interpreted pursuant to, the laws of the State of Delaware.

(d)   Severability.   If any provision  of  this  Agreement
shall  be  held  to  be  invalid  or  unenforceable,   such
invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect in accordance with their terms.

(e) Non-Assignability. Employee's rights and obligations under this Agreement may not be assigned or sold, in whole or part, to any other person or entity.

(f) Successors. This Agreement shall be binding upon the parties hereto and upon their respective heirs, successors and assigns.

(g) Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all previous agreements or understandings, whether oral or written.

If this letter accurately sets forth the terms of our agreement relating to your employment after November 24, 1997, please sign and date one of the enclosed originals of this letter in the space provided below and return one executed original to the Company.

                         ENTERGY SERVICES INC. ("COMPANY")

                         By:  /s/ C. Gary Clary
                         C. Gary Clary
                         Vice President, Human Resources and
                         Administration

                         ACCEPTED AND AGREED TO on this ___
			 day of December, 1997.



			 /s/ Gerald D. McInvale
                         Gerald D. McInvale ("Employee")